CORPORATE MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT made effective as ofthe first day of November, 2009.

BETWEEN:

Source Gold Corp., a Nevada Corporation, having offices at 100 - 11245 Valley Ridge Dr. N.W., Calgary Alberta

(hereafter "Source")

AND;

Lauren Notar, an individual having a residence al 152 Chapparal S.E., Calgary, Albena

(hereafter "Notar")

RECIETALS:

WHEREAS, Source is engaged in the field of mineral exploration, and the conduct of such other activities as may be incidental or related thereto; and

WHEREAS, Source has and will have the need for accounting, administrative, financial, technical, consulting and similar services from time to time, but has determined that it is not cost effective to maintain all the infrastructure associated therewith; and

WHEREAS, by this Agreement, Source and Notar desire to confirm their agreement with respect to services to be provided to Source commencing on November I, 2009 (the "Effective Date"), and to set forth the basis for Notar's providing services of the type referred to herein; and

WHEREAS, Notar is able and willing to provide the foregoing services to Source, and Source desires to engage Notar as an independent contractor to provide the same in accordance with the terms set forth herein:

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency whereof are hereby acknowledged, the parties hereto further agree as follows:

ARTICLE I

SECTION I.                      MANAGEMENT SERVICES.

1.1.           Commencing on the Effective Date, Source hereby engages and retains Notar to provide or otherwise make available to Source the services described in this Section I (the "Management Services"), and Notar hereby accepts and agrees to provide such Management Services to Source, for the term and consideration as specified herein. The fee payable for such Management Services shall be determined in accordance with Section 3 hereof.

1.2.           ACCOUNTING SERVICES. Notar shall assist Source with the following accounting services: maintenance of Source's general ledger; maintenance of Source's accounts payable and accounts receivable records; and maintenance of Source's fixed asset records. The services described in this Section 1.2 shall also be provided by Notar at the request of Source in connection with Source's preparation of any required filings with the Securities and Exchange Commission pursuant to United States securities laws. The services described in this Section 1.2 shall be provided by Notar until terminated pursuant to the provisions of Section 6.3 hereof.

1.3.           CORPORATE RECORD-KEEPING SERVICES. Notar shall assist in maintaining all accounting records relating to Source, until such time as such records shall be disposed of in accordance with applicable legal requirements and Notar's normal record disposition policies.

1.4.           INVESTOR RELATIONS SERVICES. Notar shall assist in maintaining the corporate website, the preparation of corporate promotional material, follow-up on investor inquires, maintainance of the corporate mailing list and attendance at exploration and mining trade shows.

1.5.           PROMOTIONAL SERVICES. Notar shall assist the company in the preparation and distribution of Offering Memorandum and Prospectus' and shall assist in formation and administration of securities selling groups.

1.4.           DIRECTOR SERVICES. Source shall remit to Notar all Management Services and other Fees which become payable pursuant to this Agreement.

ARTICLE II

SECTION 2.                                ADDITIONAL SERVICES.

2.1               Beginning on such date or dates subsequent to the Effective Date as are mutually agreed to in writing by the parties, Notar will provide or otherwise make available to Source such services in addition to those described in Section 1 hereof as are reasonably requested by Source, subject in each case to the parties' agreement to financial consideration and other terms. In the event that Source desires to avail itself of any of such additional services, the parties shall negotiate in good faith to reach agreement on the scope and term of such services. When and if an agreement is reached, the parties shall prepare an appropriate schedule or addendum to this Agreement, in which the nature, scope and quality of such services is described in detail. Each such addendum shall be executed on behalf of each party hereto, shall be effective as of its date and shall, upon such effective date, be incorporated into and made an integral part of this Agreement.

ARTICLE III

SECTION 3.                      REIMBURSEMENT OF EXPENSES.

3.1 In connection with the Management Services pursuant to Section I hereof and Additional Services pursuant to Section 2 hereof, Source shall reimburse Notar for any and all expenses or costs ("Charges") incurred or paid by Notar on behalf of Source in the performance of any of its responsibilities under this Agreement (including an appropriate allocation of overhead and general and administrative costs).

3.2           Unless Notar and Source shall agree to a different arrangement contrary to this Section 3, Source shall reimburse Notar for Charges paid by Notar on a monthly basis.

3.3           The Charges and Fees shall be billed and payment shall be made to Notar in U.S. Dollars.

3.4            Source shall also pay any applicable sales or use taxes payable with respect to the Charges.

3.5           Notar shall, as and when necessary, prepare all applications, reports, statements and other documents showing the Charges, and the related costs and expenses incurred or paid by Notar on behalf of Source in the performance of any of its responsibilities under this Agreement.

3.6           To the extent that Source is billed by an outside provider directly, Source shall pay such bill directly. If Notar is billed by outside providers for services performed for Source pursuant to this Agreement, Notar may pay the bill and charge Source the amount of the bill or forward the bill to Source for payment by Source.

ARTICLE IV

SECTION 4.                      PAYMENT OF FEES.

4.1           Source shall pay Notar a signing bonus in the amount of Seven Thousand Five Hundred Dollars ($7,500) upon the Effective Date of this Agreement.

4.2           Source shall pay Notar an amount of Five Thousand Dollars ($5,000) per calendar month commencing upon the Effective Date ofthis Agreement, and amounts (if any) with respect to Additional Services and Charges on a monthly basis (together the "Fees").

4.3           Amounts payable by Source for Fees to Notar under this Agreement shall be payable from and after the first day of the month following the month in which the Effective Date occurs. Thereafter, such amounts shall be paid monthly on the first day of the month following the month in which the services were provided.

ARTICLE V

SECTION 5.                                DISCLAIMER, LIMITED LIABILITY.

5.1 Notar will use reasonable efforts to make the Management Services available (and, if it agrees to provide the Additional Services) with substantially the same degree of care as it employs in making the same services available for its own operations; provided, however, that Notar shall not be liable to Source or any other person for any loss, damage or expense which may result therefrom or from any change in the manner in which Notar renders such services, so long as Notar deems such change necessary or desirable in the conduct of its own operations. Neither Notar or its agents who provide services to Source shall not be liable to Source or to any third party, including any governmental agency or Source's stockholders, for any claims, damages or expenses relating to the Management Services (and, if it agrees to provide the Additional Services) provided pursuant to this Agreement, except for willful malfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Agreement. Source shall have the ultimate responsibility for all services provided herein.

ARTICLE VI

SECTION 6.                                TERM AND TERMINATION.

6.1 TERM. Except as provided in Section 6.2 hereof, the initial term of this Agreement shall commence on the Effective Date and continue on a month to month basis. This Agreement shall automatically renew at the end of the initial month for successive one-month terms until terminated in accordance with Section 6.2 hereof.

6.2           TERMINATION GENERALLY. This Agreement or any Management Service specified in Section I hereof may be terminated by either party to this Agreement at anytime on 30 days' prior notice to the other party, or by other Notice agreed to by the parties.

6.3           TERMINATION OF SPECIFIC SERVICES. Specific services provided hereunder may be terminated, or shall expire, as described in Section I hereof or in any schedule or addendum hereto. If and to the extent that Notar incurs expenses in connection with and resulting from termination of any specific services provided hereunder, Source shall reimburse Notar for such costs or expenses promptly upon receipt of an itemized account thereof.

6.4           POST-TERMINATION SERVICES. In the event of termination of this Agreement, or a service provided hereunder, pursuant to Section 6.3 hereof, Notar shall be required at Source's option to continue to provide the terminated services of the type then being provided to Source during the one-month period referred to in Section 6.3 hereof and, whether or not Source requests continuation of such services, Source shall continue to pay Notar the costs of such services for such one-month period. Subsequent to such one-month period, or in the event of termination of this Agreement pursuant to Section 6.3, corporate administrative services of the kind provided under the Agreement may continue to be provided to Source on an asrequested basis by Source, in which event Source shall be charged by Notar a fee pursuant to Section 3 and Section 4 of this Agreement.

ARTICLE VII

SECTION 7                      OTHER ACTIVITIES OF NOTAR.

7.1           Source hereby recognizes that Notar now renders and may continue to render management and other services to other clients that mayor may not have policies and conduct activities similar to those of Source. Notar shall be free to render such advice and other services, and Source hereby consents thereto. Notar shall devote so much of its time and attention to the performance of its duties under this Agreement as it deems reasonable or necessary to perform the services required hereunder in a manner consistent with that in which such services have been performed by Notar in the past.

ARTICLE VIII

8.1           NOTICES. All notices and other communications hereunder shall he in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) or transmitted by facsimile to the parties at the addresses of each party written above (or at such other addresses for a party as shall be specified by like notice) and shall be deemed delivered upon personal delivery, upon actual receipt or on the third business day after deposit in the mail.

8.2.           FORCE MAJEURE. Neither party shall be in default of this Agreement or liable to the other party for any delay or default in performance where occasioned by any cause of any kind or extent beyond its control, including but not limited to, armed conflict or economic dislocation resulting therefrom; embargoes; shortages of labor, raw materials, production facilities or transportation; labor difficulties; civil disorders of any kind; action of any civil or military authorities (including priorities and allocations); fires; floods; and accidents. The dates on which the obligations of a party are to be fulfilled shall be extended for a period equal to the time lost by reason of any delay arising directly or indirectly from:

(a)          Any of the foregoing causes, or

(b)           Inability of that party, as a result of causes beyond its reasonable control, to obtain instruction or information from the other party in time to perform its obligations by such dates.

8.3.           ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior agreements or understandings shall be deemed merged herein. No representations, warranties and certifications, express or implied, shall exist as between the parties except as stated herein.

8.4. AMENDMENTS. No amendments, waivers or modifications hereof shall be made or deemed to have been made unless in writing executed by the party to be bound thereby.

8.5.           SEVERABILITY. If any provision in this Agreement or the application of such provision to any person or circumstance shall be invalid, illegal or unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid, illegal or unenforceable shall not be affected thereby.

8.6.           COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

8.7.           SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.8.           GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta.

8.9.           NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Corporate Management Services Agreement to be executed, effective as of the date first written above.

Source Resources Corp.

Per: /s/ Harry Bygdnes
Harry Bygdness, Pres. & CFO

Per: /s/ Lauren Notar
Lauren Notar